NEWS
TEAM, INC.	For immediate release
P. O. Box 123	contact: Ted W. Owen
Alvin, Texas 77512	(281) 331-6154

Team, Inc. Lowers Fiscal Year 2010 Earnings Guidance

ALVIN, Texas, March 18, 2010 — Team, Inc. (NASDAQ:TISI—News) announced that it is lowering its pro-forma earnings guidance for the fiscal year ending May 31, 2010 to $0.80-$0.90 per fully diluted share. This guidance excludes the impact of previously announced non-routine charges associated with an independent investigation and associated with the recent Venezuelan currency devaluation.  The revised pro-forma earnings guidance is $0.05-$0.15 per share below the Company’s previously issued pro-forma earnings guidance and reflects a current revenue estimate of $450-$460 million for fiscal 2010, or $15-$20 million below previously disclosed revenue estimates.

“We had expected activity levels in the second half of the fiscal year to increase 10% over first half amounts,” said Phil Hawk, Team’s Chairman and CEO. “However, improvements in activity levels are slower to materialize than expected and nearly all our customer groups continue to face very difficult margin and demand environments. While our activity levels are ramping up nicely for the spring turnaround season, project scopes are being aggressively managed and reduced where possible by our customers. We remain convinced that current overall industry maintenance spending rates are below historical and steady-state run levels and look forward to improved market demand and Team earnings performance in FY2011,” said Hawk.

The Company is issuing this revised guidance in anticipation of its attendance at two investor conferences during the week of March 22, 2010. We will provide additional detail and perspective about our current guidance in the upcoming regularly scheduled third quarter earnings conference call on Wednesday, March 31, 2010.

Third Quarter Earnings Release and Conference Call Schedule
Team expects to issue its third quarter earnings release at the close of market on Tuesday, March 30, 2010.  In connection with that release, Team will hold a conference call on Wednesday, March 31, 2010 beginning at 8:00 a.m. Central Time (9:00 a.m. Eastern). The call can be accessed on Team’s Website, www.teamindustrialservices.com. Individuals wishing to participate in the conference by phone may call 877-826-1586 and use conference code 26627738.

About Team, Inc.
Headquartered in Alvin, Texas, Team, Inc. is a leading provider of specialty industrial services required in maintaining and installing high-temperature and high-pressure piping systems and vessels that are utilized extensively in the refining, petrochemical, power, pipeline and other heavy industries.  Team offers these services in over 100 locations throughout the United States, Belgium, Canada, Singapore, The Netherlands, Trinidad and Venezuela.  Team’s common stock is traded on the NASDAQ Global Select Market under the ticker symbol “TISI”.

Certain forward-looking information contained herein is being provided in accordance with the provisions of the Private Securities Litigation Reform Act of 1995. We have made reasonable efforts to ensure that the information, assumptions and beliefs upon which this forward-looking information is based are current, reasonable and complete. Such forward-looking statements involve estimates, assumptions, judgments and uncertainties. There are known and unknown factors that could cause actual results or outcomes to differ materially from those addressed in the forward-looking information. Such known factors are detailed in the Company's Annual Report on Form 10-K for the year ended May 31, 2009 and in the Company's Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission, and in other reports filed by the Company with the Securities and Exchange Commission from time to time. Accordingly, there can be no assurance that the forward-looking information contained herein will occur or that objectives will be achieved. We assume no obligation to publicly update or revise any forward-looking statements made today or any other forward-looking statements made by the company, whether as a result of new information, future events or otherwise.